--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           LEXFORD RESIDENTIAL TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    LEXFORD LOGO
                                                                  March 25, 1999

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Lexford Residential Trust (the "Company") to be held at the Company's offices, 6954 Americana Parkway, Columbus, Ohio at 10:00 a.m. (local time) on Wednesday, April 28, 1999.

     At this meeting, you will be asked to vote on the (1) election of two trustees; and (2) any other business that may properly come before the meeting.

     The Chairman of the Board of Trustees and I will also report on the Company's affairs and there will be a discussion period for questions and answers.

     The Board of Trustees appreciates and encourages shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy card and return it in the envelope provided at your earliest convenience.

     Your vote is important and much appreciated.

                                          Sincerely,
                                          /s/ John B. Bartling

                                          JOHN B. BARTLING
                                          President and
                                          Chief Executive Officer

                           LEXFORD RESIDENTIAL TRUST
                             6954 AMERICANA PARKWAY
                              COLUMBUS, OHIO 43068

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 28, 1999

To Our Shareholders:

     Notice is hereby given of the Annual Meeting of Shareholders of Lexford Residential Trust (the "Company") to be held at the Company's offices, 6954 Americana Parkway, Columbus, Ohio, on Wednesday, April 28, 1999, at 10:00 a.m. (local time) to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

          1. The election of two trustees to serve for three-year terms expiring in 2002;

          2. To transact any other business which may properly come before the meeting.

     Shareholders of record as of the close of business on March 24, 1999, will be entitled to notice of, and to vote at, the meeting.

     Whether or not you plan to attend the meeting in person you are requested to complete, sign, date and return the enclosed proxy in the envelope provided. No postage is required if mailed in the United States. A proxy may be revoked by a shareholder by written notice to the Secretary of the Company or the Secretary of the meeting at any time prior to its use.

                                          By order of the Board of Trustees,
                                          /s/ Bradley A. Van Auken
                                          BRADLEY A. VAN AUKEN
                                          Secretary

Columbus, Ohio
March 25, 1999

                             YOUR VOTE IS IMPORTANT

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
                   PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                           LEXFORD RESIDENTIAL TRUST
                             6954 AMERICANA PARKWAY
                              COLUMBUS, OHIO 43068

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to holders ("Shareholders") of common shares of beneficial interest, par value $.01 per share ("Common Shares"), of Lexford Residential Trust (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 28, 1999, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. A proxy card for the meeting and a return envelope are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company, or with the Secretary of the meeting, a written revocation or duly executed proxy bearing a later date, or by voting in person at the meeting.

     The purpose of the meeting is to: (a) elect two Class I trustees to the Board of Trustees (the "Board") for three-year terms expiring in 2002; and (b) transact any other business which may properly come before the meeting. While the Company is not currently aware of any other matters which will come before the meeting, if any other matters do properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Shares represented by executed and unrevoked proxies will be voted FOR each of the nominees for trustee unless otherwise indicated on the form of proxy.

     Proxies for use at the meeting are being solicited by the Board. Shareholders of record at the close of business on March 24, 1999 (the "Record Date") will be entitled to notice of and to vote at the meeting. Proxies are being mailed to shareholders with this Proxy Statement on or about March 25, 1999. On March 24, 1999, the Company had outstanding 9,551,877 Common Shares, each of which is entitled to one vote upon each of the matters to be presented at the meeting. The holders of a majority of the Common Shares issued and outstanding on the Record Date, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Each nominee for election to the Board will be elected by a plurality of the votes cast in the election of such trustee.

     Abstentions (including broker non-votes) do not count as votes cast.

     Proxies will be solicited primarily by mail, but additional solicitation may be made in person or by telephone by officers or employees of the Company (without separate compensation being paid for any such solicitation). All solicitation expenses, including the costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

                          ITEM 1: ELECTION OF TRUSTEES

     At the Annual Meeting, Shareholders will elect two Class I trustees for three-year terms expiring at the Annual Meeting in 2002. Members of the Board serve until their successors have been duly elected and qualified or until their earlier resignation or removal. If a vacancy occurs during the term of any trustee, such vacancy may be filled by the Board for the remainder of the full term. The Board may, by majority vote, also increase the number of members and elect trustees to fill newly created Board seats and may remove trustees from time to time. Set forth below are the names of, and certain information with respect to, the persons nominated by the full Board for election as trustees. Unless otherwise specified, all duly executed proxies will be voted FOR the election of such nominees.

     The persons named in the proxy will be authorized to vote for the two nominees proposed by the Board that are named below, unless such authorization is withheld. Proxies cannot be voted for a greater number of persons than the number of nominees named. To the knowledge of the Board, both of the nominees will be available for service at the date of the Annual Meeting. If, for any reason, any of the nominees should become unavailable for election, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board.

     The Company's Declaration of Trust and its Bylaws provide that the trustees will be divided into three classes, each class of trustees to serve for staggered terms and consisting of a number of trustees to be determined by resolution of the Board, provided that the total number of trustees not exceed more than seventeen trustees with no more than six trustees serving in any class. By resolution of the Board adopted effective September 29, 1998 and remaining in effect the Board consists of six trustees with two trustees serving in each of the three classes. Messrs. Schwartz and Fimberg are current trustees of the Company who have been nominated for election as Class I trustees at the Annual Meeting to serve for terms to expire at the Annual Shareholders Meeting to be held in 2002.

NOMINEES FOR TRUSTEE

       CLASS I TRUSTEES NOMINATED FOR ELECTION AT THE 1999 ANNUAL MEETING

                                HAS SERVED
                                AS TRUSTEE
         NAME            AGE      SINCE              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
         ----            ---    ----------           --------------------------------------------
H. Jeffrey Schwartz      44        1992       Mr. Schwartz is a Trustee of the Company and has served in such capacity since September 1992. Mr. Schwartz has been a partner in the law firm of Benesch, Friedlander, Coplan &
                                              Aronoff, LLP ("BFCA") since 1988 and Chairman of the firm's
                                              Business Reorganization Department since 1991. Prior to
                                              joining the law firm in 1983, Mr. Schwartz was a law clerk to the Honorable William J. O'Neill, United States
                                              Bankruptcy Court for the Northern District of Ohio, from
                                              1982 to 1983 and to the Honorable Joseph T. Molitoris,
                                              United States Bankruptcy Court for the Northern District of
                                              Ohio from 1980 to 1982. Mr. Schwartz was a faculty member
                                              of the Bankruptcy Litigation Institute, has written
                                              numerous articles on securities, real estate and business
                                              reorganization law and is a former Chairman of the Section of Bankruptcy and Commercial Law of the Cleveland Bar
                                              Association.
Stanley R. Fimberg       64        1997       Mr. Fimberg is a Trustee of the Company and has served in
                                              such capacity since October 1997. Mr. Fimberg has been the managing member of FSC Realty, LLC, a real estate firm
                                              specializing in the ownership of multi-family properties,
                                              since March 1, 1996. Mr. Fimberg served as President of
                                              Fimberg Realty, Inc., a co-venturer of Lexford Partners, a
                                              Texas joint venture and manager of multi-family properties and successor to Brentwood Properties from May 1988 until
                                              July 1996. Mr. Fimberg has devoted his energies solely to
                                              real estate investment activities since 1970. Prior to that time, Mr. Fimberg served as an attorney with O'Melveny &
                                              Myers and worked in the Office of the Tax Legislative
                                              Counsel of the U.S. Treasury Department in Washington, D.C.

     THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR TRUSTEE NAMED ABOVE.

CONTINUING TRUSTEES

            CLASS II TRUSTEES SERVING UNTIL THE 2000 ANNUAL MEETING

                                HAS SERVED
                                AS TRUSTEE
         NAME            AGE      SINCE              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
         ----            ---    ----------           --------------------------------------------
Joseph E. Madigan        66        1992       A corporate financial consultant, Mr. Madigan also is a
                                              Director of Donatos Pizza, Inc., PeopleServ, Inc., Columbus
                                              Showcase Company and The Frank Gates Service Company. Mr.
                                              Madigan is a Trustee of the Company and has served in such capacity since September 1992. Mr. Madigan currently serves as Chairman of the Company's Board and served as Acting
                                              Chairman and Chief Executive Officer from June 1995 to
                                              December 1995. Mr. Madigan was Executive Vice President,
                                              Chief Financial Officer and Director of Wendy's
                                              International, Inc. from July 1980 through December 1987.
                                              He was Treasurer and Vice President of Borden, Inc. between
                                              October 1968 and June 1980.
Glenn C. Pollack         41        1992       Mr. Pollack is a Trustee of the Company and has served in
                                              such capacity since December 1992. Mr. Pollack has been
                                              Managing Director and Principal of Brown, Gibbons, Lang &
                                              Company, L.P., an investment banking firm located in
                                              Cleveland, Ohio, since January 6, 1997. Mr. Pollack served as President of Zeus Advisors, Inc., a consulting firm
                                              located in Cleveland, Ohio, from November 1994 to December
                                              1996. From September 1989 to October 1994, Mr. Pollack was
                                              Chief Executive Officer of A &W Foods, Inc., a regional
                                              food distributor. Mr. Pollack was senior manager in the
                                              Corporate Strategies Group at the Cleveland Office of Price
                                              Waterhouse in 1988 and 1989, and served in a similar
                                              capacity from 1984 to 1988 with Siedmann & Associates, a
                                              Cleveland-based consulting firm.

            CLASS III TRUSTEES SERVING UNTIL THE 2001 ANNUAL MEETING

                                HAS SERVED
                                AS TRUSTEE
         NAME            AGE      SINCE              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
         ----            ---    ----------           --------------------------------------------
John B. Bartling         41        1995       Mr. Bartling has served as a Trustee and the President and
                                              Chief Executive Officer of the Company since December 1,
                                              1995. From April 1993 until December 1995, Mr. Bartling was a Director in the Real Estate Products Group of CS First
                                              Boston, an investment banking firm. He was an executive
                                              officer of NHP, Inc., a company specializing in the
                                              development, ownership and management of real estate
                                              assets, from June 1987 to April 1993. During his tenure
                                              with NHP, Inc., Mr. Bartling also served as Executive Vice
                                              President of NHP Real Estate Corp., NHP Capital Corp. and
                                              NHP Servicing Inc., wholly owned subsidiaries of NHP, Inc.
                                              Mr. Bartling is a member of the Executive Committee of the
                                              National Multi-Housing Council.
Robert J. Weiler         63        1992       Mr. Weiler is a Trustee of the Company and has served in
                                              such capacity since September 1992. Mr. Weiler served as
                                              the Company's Acting President and Chief Operating Officer
                                              from June through December 1995. A central Ohio real estate developer, Mr. Weiler has been associated with The Robert
                                              Weiler Company since 1957 and has been Chairman of the
                                              Board since 1987. A real estate consultant since 1970, Mr.
                                              Weiler also is a licensed real estate appraiser and a
                                              member of the Appraisal Institute, having served as
                                              President of the Ohio Chapter. He was a Director of the
                                              National and Ohio Association of Realtors and is a past
                                              President of the Columbus Board of Realtors. Mr. Weiler is
                                              a member of the Executive Committee of the Capital
                                              University Board of Trustees. He also served as a member of the Columbus Board of Education where he served as its
                                              President in 1987.

INFORMATION RELATING TO THE BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD OF TRUSTEES

     The Board of Trustees of the Company held 12 meetings during 1998. Each incumbent trustee attended at least 75% of the aggregate number of meetings of the Board and all committees on which he served during 1998.

     The Board has established two committees: an Audit Committee and a Compensation Committee. The general functions and composition of each Board committee and the number of committee meetings held by each committee during the last fiscal year are set forth below.

  Audit Committee

     The primary functions of the Audit Committee are to review the services provided by the Company's independent auditors and the independence of such firm from the management of the Company. The Audit Committee assists the Board in discharging its duties relating to the internal control, accounting and reporting practices of the Company. The Audit Committee also reviews the scope of audits by the Company's independent auditors, the annual financial statements of the Company, the Company's systems of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. The Audit Committee held three meetings during 1998. The composition of the Audit Committee is as follows:

         Glenn C. Pollack, Chairman
         H. Jeffrey Schwartz
         Stanley R. Fimberg

  Compensation Committee

     The Compensation Committee is authorized to: (i) administer the Company's various compensation plans; (ii) review and recommend to the Board of Trustees compensation levels for executive officers; (iii) evaluate executive management's performance; (iv) consider executive management succession and related matters; (v) review the Company's benefit plans in which officers, employees and trustees of the Company or its affiliates are eligible to participate; (vi) periodically review the equity compensation plans of the Company and the grants under such plans; (vii) carry out the duties of the Compensation Committee contained in stock option plans or other employee benefit plans adopted by the Company; and (viii) approve, take and implement any and all such actions and exercise any and all such additional powers as may be necessary or incidental to any of the foregoing powers. The Compensation Committee held five meetings during 1998. The composition of the Compensation Committee is as follows:

         Robert J. Weiler, Chairman
         Stanley R. Fimberg
         H. Jeffrey Schwartz

  Trustee Compensation

     Each trustee of the Company who is not an employee of the Company is paid an annual retainer fee of $15,000, plus (a) meeting fees of $1,000 for attendance at each meeting of the Board and (b) $750 for each committee meeting that occurs on a date when the full Board does not meet. Pursuant to the Company's Amended and Restated 1992 Incentive Equity Plan (the "Incentive Equity Plan"), each member of the Board in September 1992 (which includes each current non-employee trustee other than Mr. Fimberg) who was not employed by the Company was granted, at the commencement of the trustee's term, an option to purchase 15,000 Common Shares, subject to certain vesting requirements (all of which have been satisfied). Each such trustee has exercised the foregoing options in full. In addition, each non-employee trustee then serving for at least 12 months prior to date of grant (which includes each current non-employee trustee other than Mr. Fimberg) was granted on November 30, 1995, May 22, 1996 and October 7, 1997, an option to purchase 4,000 Common Shares with an exercise price equal to the fair market value on the date of the grant, a ten year term from date of grant and a vesting period of the lesser of one year or the period from the date of the grant to the next annual meeting of shareholders. Each such trustee has exercised the vested 1995 and 1996 options in full.

     In October 1997, the shareholders of the Company approved the Company's 1997 Performance Equity Plan (the "Performance Plan"). The Performance Plan authorized the grant of awards of restricted Common Shares to certain officers and non-employee trustees. The Performance Plan has a three year term (1997 through 1999), with increasing performance goals associated with each year of the term. A total of 636,000 restricted Common Shares were made available for grants. On October 7, 1997 the Compensation Committee of the Company's Board of Trustees authorized grants of restricted Common Shares for the full 636,000 shares of which 297,000 shares were awarded to the nine non-employee trustees incumbent on such date (which includes all five current non-employee trustees). Vesting under the Performance Plan occurs only upon attainment of specified performance goals set forth in the Performance Plan. The trustees have vested in all shares based upon the achievement of certain performance goals.

     At the Company's annual shareholders meeting held on May 22, 1996, the shareholders approved the Company's Non-Employee Trustee Restricted Stock Plan (the "Trustees Restricted Stock Plan"). Under the terms of the Trustees Restricted Stock Plan, each non-employee trustee of the Company may elect to receive restricted Common Shares in lieu of cash trustee's fees otherwise payable to him. The Company has reserved 100,000 shares for issuance under the Trustee Restricted Stock Plan and is also authorized to purchase Common Shares on the open market or in private transactions in order to provide for the payment of shares to non-employee trustees under the Trustees Restricted Stock Plan. Each non-employee trustee who participates in the Trustee Restricted Stock Plan receives restricted Common Shares in lieu of cash compensation with the shares paid to such trustee being valued at a 20% discount from their fair market value on the date of payment. Shares issued or paid to trustees under the Trustees Restricted Stock Plan have a restriction period of 3 years. The trustee may not sell, exchange, transfer, pledge, hypothecate, assign or otherwise dispose of the shares during the restriction period, except by bequest pursuant to a will or by intestacy. All restrictions will lapse and the holder of the restricted Common Shares will be entitled to receipt of the shares following the earliest of: (a) 3 years from the date of the issuance or payment of the restricted Common Shares to the holder, provided the holder has continued to serve as a trustee of the Company; (b) the date of the holder's death or disability; (c) the date the holder, after being nominated by the Board, is not elected by the shareholders in an election for the Board; or (d) the date on which the Board determines that the holder will not be nominated for re-election to the Board. Restricted Common Shares will be forfeited to the Company in the event that, during the restriction period, the holder (a) resigns (other than by reason of disability) or is dismissed for cause from the Board during his elected term as trustee; (b) declines to stand for an election to the Board after having been nominated by the Board; or (c) sells, exchanges, transfers, pledges, hypothecates, assigns or otherwise attempts to dispose of restricted Common Shares except by bequest pursuant to a will or intestacy. As of the end of the Company's 1998 fiscal year, each non-employee trustee had elected to participate in the Trustees Restricted Stock Plan by electing to receive restricted Common Shares in lieu of a percentage of trustee fees otherwise payable in cash, such elective percentages ranging from 25% to 100% of trustee fees.

     On March 26, 1998, the Board formed a Special Independent Committee consisting of Messrs. Bartling, Fimberg and Patrick M. Holder (a former member of the Board who resigned on July 1, 1998) to consider and formulate a retirement program for non-employee trustees (the "Trustee Retirement Program"). None of the members of the Special Independent Committee were eligible to participate in the Trustee Retirement Program. The Special Independent Committee served without additional compensation and formulated the Trustee Retirement Program, which was available to a maximum of five non-employee trustees who were not members of the Special Independent Committee and who tendered their resignation from the Board prior to the earlier of April 15, 1998 or the time at which five resignations from eligible trustees had been submitted.

     Four Trustees retired from the Board effective April 15, 1998 pursuant to the Trustee Retirement Program. Each retiring trustee received a package consisting of the right to receive a cash payment of $225,000 (the "Retirement Payment"), vesting of all non-vested Common Share awards and the opportunity to continue participation in the Company's Executive Deferred Compensation Plan and the related Executive Deferred Compensation Rabbi Trust ("Rabbi Trust") for up to five years. The retiring Trustees were also afforded the opportunity to defer receipt of all or any portion of the Retirement Payment and direct that the deferred portion be contributed to the Rabbi Trust and invested in the Company's Common Shares for their benefit. In connection with their participation in the Trustee Retirement Plan, two of the retiring Trustees elected to defer receipt of a total of $400,000 of Retirement Payments in such manner.

     Patrick M. Holder, a former trustee and executive officer of the Company's wholly owned subsidiary, Lexford Properties, Inc., resigned from his positions as Trustee and President of Lexford Properties, Inc. effective July 1, 1998. Mr. Holder was a party to an employment agreement with Lexford Properties, Inc. for an originally scheduled term through and including July 31, 2000, at annual base cash compensation of $175,000 plus the right to receive an annual cash bonus of up to 60% of annual base compensation. In consideration of Mr. Holder's resignation and full release of the Company and its affiliates, the Company paid Mr. Holder a lump sum of $425,000.

  Executive Officers and Compensation

     In addition to John Bartling, Chief Executive Officer, President and a trustee of the Company, listed below are the executive officers of the Company as of March 25, 1999. Each executive officer will serve until his or her successor is elected by the Board or until his or her earlier resignation or removal. There are no family relationships among these officers.

                NAME                   AGE    PRINCIPAL OCCUPATION DURING THE PAST FIVE OR MORE YEARS
                ----                   ---    -------------------------------------------------------
Mark Thompson                          41     Chief Financial Officer and Executive Vice President of
                                              the Company since October 31, 1996. Prior to that time,
                                              Mr. Thompson was Executive Vice President of Corporate
                                              Acquisitions of the Company since April 1, 1996. Mr.
                                              Thompson was a partner in the law firm of McDonald,
                                              Hopkins, Burke & Haber from January 1995 to April 1996.
                                              Prior to that time, Mr. Thompson was an associate, from
                                              January 1985 through October 1992, and partner, from
                                              October 1992 through December 1997, in the law firm of
                                              Benesch, Friedlander, Coplan & Aronoff LLP.
Leslie B. Fox                          40     Executive Vice President and Chief Operating Officer of
                                              the Company since December 1997. Prior to that, she had
                                              been Executive Vice President -- Investment Management
                                              of the Company since June 1997. Ms. Fox was President
                                              of each of Asset Investors Corporation ("AIC") and
                                              Commercial Assets, Inc. ("CAI"), both publicly traded
                                              real estate investment trusts, from October 1996
                                              through May 1997. Prior to that time, Ms. Fox served as
                                              Executive Vice President and Chief Operating Officer of
                                              CAI and AIC from February 1995 through September 1996.
                                              From November 1993 through February 1995, Ms. Fox
                                              served as a Vice President of AIC and as Executive Vice
                                              President, Chief Investment Officer and Assistant
                                              Secretary of CAI. Ms. Fox served as Senior Vice
                                              President of NHP Capital Corp., a subsidiary of NHP,
                                              Inc. from December 1991 to October 1993 and Vice
                                              President of Finance/MIS of NHP Property Management,
                                              Inc., a subsidiary of NHP, Inc. from November 1987 to
                                              November 1991.
Bradley A. Van Auken                   41     Mr. Van Auken is the Company's Senior Vice President,
                                              General Counsel and Secretary, serving in such capacity
                                              for the Company since January 1998. Mr. Van Auken was a
                                              partner and associate with the law firm of Benesch,
                                              Friedlander, Coplan & Aronoff LLP from January 1992 and
                                              November 1986, respectively.
Paul R. Selid                          36     Senior Vice President -- Portfolio Management of the
                                              Company since December 1998. Prior to that time, Mr.
                                              Selid was Senior Vice President -- Acquisitions of the
                                              Company from December 1997 to December 1998 and was
                                              Senior Vice President -- Asset Management of the
                                              Company from April 15, 1996 to December 1997. Mr. Selid
                                              was Vice President of Acquisitions of NHP, Inc. from
                                              December 1994 to April 1996. Mr. Selid also served as
                                              Vice President of Asset Management & Underwriting of
                                              NHP, Inc. from September 1992 to December 1994. Mr.
                                              Selid previously served as Vice President of Finance of
                                              Hall Financial Group, Inc. from January 1990 to
                                              September 1992.
Ronald P. Koegler                      46     Senior Vice President and Controller of the Company
                                              since December 20, 1996. Mr. Koegler served as Vice
                                              President and Treasurer of the Company from January 16,
                                              1996 to December 20, 1996. Prior to that time, Mr.
                                              Koegler was Controller of the Company since April 1992.
                                              He served as Assistant Controller of the Company from
                                              October 1989 to April 1992.
Michael F. Sosh                        37     Senior Vice President and Treasurer of the Company
                                              since January 9, 1997. Prior to that time, Mr. Sosh
                                              served as Divisional Vice President and Assistant
                                              Treasurer of The Bon-Ton Stores, Inc. since March 1995.
                                              He previously served as Manager of Financial Planning
                                              and Financial Analyst of The Bon-Ton Stores, Inc. from
                                              1987 to 1995. Mr. Sosh was a banking officer with
                                              Meridian Bancorp, Inc. from 1983 to 1987.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers for services rendered in all capacities to the Company during 1998 as well as 1997 and 1996, where applicable.

                                                                                 LONG-TERM (4)
                                                                                  COMPENSATION
                                           ANNUAL COMPENSATION                       AWARDS
                                 ---------------------------------------    ------------------------
                                                                (3)                       SECURITIES
                                                               OTHER        RESTRICTED      UNDER-         (5)            (6)
                                   (1)            (2)          ANNUAL         SHARE         LYING          LTIP        ALL OTHER
        NAME AND                  SALARY       BONUS(ES)    COMPENSATION      AWARDS       OPTIONS/      PAYOUTS      COMPENSATION
   PRINCIPAL POSITION     YEAR     ($)            ($)           ($)            ($)          SARS #         ($)            ($)
   ------------------     ----   --------      ---------    ------------    ----------    ----------    ----------    ------------
John B. Bartling........  1998   $340,000      $204,000       $488,165             --           --      $  830,142       $6,287
Chief Executive Officer   1997   $341,250      $198,000       $  9,000             --           --      $1,660,266       $6,260
and President             1996   $285,000      $171,000       $503,800       $402,188       40,000              --       $7,371

Mark D. Thompson........  1998   $230,000      $207,000       $423,464             --           --      $  529,484       $4,129
Chief Financial Officer   1997   $230,000      $207,000             --             --           --      $1,058,968       $2,400
and Executive Vice        1996   $127,885      $157,491       $216,635       $136,875       25,000              --       $  934
President

Leslie B. Fox...........  1998   $230,000      $207,000       $128,265             --           --      $  552,000       $  523
Chief Operating Officer   1997   $102,981      $178,125             --       $396,000       25,000              --       $1,236
and Executive Vice        1996         --            --             --             --           --              --           --
President

Bradley A. Van Auken....  1998   $175,000      $157,500       $223,267             --        5,000      $  189,750       $1,672
Senior Vice President     1997         --            --             --             --           --              --           --
General Counsel           1996         --            --             --             --           --              --           --
and Secretary

Ronald P. Koegler.......  1998   $115,000      $ 51,750       $ 96,273             --           --      $  162,932       $3,869
Senior Vice President     1997   $105,000      $ 42,000             --             --        2,500      $  325,864       $2,400
and Controller            1996   $ 84,492      $ 38,250             --             --        5,000              --       $6,218

---------------

 (1) The salary amounts represent annual compensation except for Mr. Thompson's salary for the period from April 1, 1996, when Mr. Thompson commenced his employment with the Company, to December 31, 1996, and Ms. Fox's salary for the period from June 1, 1997, when Ms. Fox commenced employment with the Company, to December 31, 1997. Salary represents cash paid except for the following:

       Mr. Bartling's salary in 1997 includes cash payments of $300,000 and $40,000 in the form of 4,000 Common Shares (valued at the December 31, 1996 closing price of $10.315 per share) which Mr. Bartling elected to have issued to the Company's Executive Deferred Compensation Rabbi Trust ("Rabbi Trust") for his benefit in lieu of cash.

       Mr. Thompson's salary in 1997 includes cash payments of $200,000 and $30,000 in the form of 2,912 Common Shares (valued at the December 31, 1996 closing price of $10.315 per share) which Mr. Thompson elected to have issued to the Rabbi Trust for his benefit in lieu of cash.

       Ms. Fox's salary in 1998 includes cash payments of $200,000 and $30,000 in the form of 1,579 Common Shares in lieu of cash which Ms. Fox elected to have issued to the Rabbi Trust for her benefit in quarterly installments determined by dividing $7,500 by the closing price of the Common Shares as of the last trading day of each calendar quarter.

       Mr. Koegler's salary in 1997 includes cash payments of $95,000 and $10,000 in the form of 968 Common Shares (valued at the December 31, 1996 closing price of $10.315 per share) which Mr. Koegler elected to have issued to the Rabbi Trust for his benefit in lieu of cash.

 (2) Cash bonuses for each year listed are paid in the subsequent year. In addition to the cash bonus the following executives received share bonuses in the form of Common Share awards (issuable to the Rabbi Trust for their respective benefit).

       Mr. Bartling's bonus in 1996 includes an award of 13,880 Common Shares as a bonus for 1996 granted in 1997. The value of the bonus was determined by multiplying the number of shares subject to this award by the closing price of the Common Shares at 1996 fiscal year-end, which was $10.3125.

       Mr. Thompson's bonus in 1998 includes an award of 3,730 Common Shares as a bonus for 1998 granted in 1999. The value of the bonus was determined by multiplying the number of shares subject to this award by the closing price of the Common Shares at 1998 fiscal year end, which was $18.50. In 1997 Mr. Thompson earned an award of 4,000 Common Shares as a bonus for 1997 granted in 1998. The value of the bonus was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares at 1997 fiscal year end, which was $17.25. In 1996 Mr. Thompson earned an award of 12,634 Common Shares as a bonus for 1996 granted in 1997. The value of the bonus was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares at 1996 fiscal year-end, which was $10.3125.

       Ms. Fox's bonus in 1998 includes an award of 3,730 Common Shares as a bonus for 1998 granted in 1999. The value of the bonus was determined by multiplying the number of shares subject to this award by the closing price of the Common Shares at 1998 fiscal year end, which was $18.50. In 1998, Ms. Fox earned an award of 2,282 Common Shares as a bonus for 1997 granted in 1998. The value of the bonus was determined by multiplying the number of shares subject to this award by the closing price of the Common Shares at fiscal year end, which was $17.25.

       Mr. Van Auken's bonus in 1998 includes an award of 2,838 Common Shares as bonus for 1998 granted in 1999. The value of the bonus was determined by multiplying the number of shares subject to this award by the closing price of the Common Shares at 1998 fiscal year end, which was $18.50.

 (3) Other annual compensation includes compensation related to the award of matching shares per employment contracts (issuable to the Rabbi Trust for the benefit of the executive entitled to the matching share grant), income related to the difference between the strike price and the market price upon the date of exercise of stock options, distributions of dividend amounts made in accordance with the executive's election to receive such distributions on account of vested shares deferred and held for such executive's benefit in the Rabbi Trust ("Rabbi Trust Dividend Distributions"), relocation payments and auto allowances. Specific information by executive is as follows:

       Mr. Bartling's other annual compensation in 1998 is comprised of: (a) $393,500 of income related to the exercise of non-qualified options in 1998; and (b) $94,665 in Rabbi Trust Dividend Distributions. 1997 other annual compensation constitutes a car allowance of $750 per month (which car allowance Mr. Bartling waived in 1998). 1996 other annual compensation includes an award of 20,000 matching Common Shares in 1997 pursuant to the terms of Mr. Bartling's Employment Agreement with the Company, which states that Mr. Bartling will receive one Common Share for each Common Share purchased by him for his own account, up to a maximum of 20,000 matching shares. The value of 10,000 matching shares subject to this award was determined by multiplying such shares by the per share closing price of the Common Shares on June 10, 1996, the date of Mr. Bartling's purchase of 10,000 Common Shares for his own account, which was $9.9375. In addition, pursuant to an amendment to Mr. Bartling's Employment Agreement, Mr. Bartling elected to cause the Company to issue 10,000 Common Shares to the Rabbi Trust for his benefit in lieu of cash bonus compensation otherwise payable to him on account of the Company's 1996 fiscal year. The Common Shares were issued based on a valuation of $10.3125 per share, being the closing price of the Common Shares on December 31, 1996. The shares issued to Mr. Bartling pursuant to this election qualified as shares purchased for the matching share grant and, accordingly, the value of these 10,000 matching shares was determined by multiplying such shares by the closing price of the Common Shares on December 31, 1996, the date applicable to such qualified matching purchase, which was $10.3125. 1996 other compensation also includes: (a) payments of $12,500 per month from January 1, 1996 to November 30, 1996 for Mr. Bartling's relocation and temporary living expenses, as well as a payment of $154,800 to compensate Mr. Bartling for any taxes relating to such monthly payments; and (b) a car allowance of $750 per month.

       Mr. Thompson's other compensation in 1998 is comprised of: (a) $248,425 of income related to the exercise of non-qualified options in 1998; (b) $54,731 in Rabbi Trust Dividend Distributions; and (c) a relocation reimbursement of $62,560 paid in 1998 for Mr. Thompson's costs related to the sale of his former residence, as well as payment of $57,748 to compensate Mr. Thompson for any taxes relating to such relocation reimbursement. Other compensation in 1996 includes an award of 10,000 matching

       Common Shares in 1997 pursuant to the terms of Mr. Thompson's Employment Agreement with the Company, which states that Mr. Thompson will receive one Common Share for each Common Share purchased by him, up to a maximum of 10,000 shares. The value of 5,000 shares subject to this award was determined by multiplying such shares by the closing price of the Common Shares on June 10, 1996, the date of Mr. Thompson's purchase of 5,000 Common Shares for his own account, which was $9.9675. In addition, pursuant to an amendment to Mr. Thompson's Employment Agreement, Mr. Thompson elected to cause the Company to issue 5,000 Common Shares to the Rabbi Trust for his benefit in lieu of cash bonus compensation otherwise payable to him on account of the Company's 1996 fiscal year. The Common Shares were issued based on a valuation of $10.3125 per share, being the closing price of the Common Shares on December 31, 1996. The shares issued to Mr. Thompson pursuant to this election qualified as shares purchased for the matching share grant and, accordingly, the value of these 5,000 matching shares was determined by multiplying such shares by the closing price of the Common Shares on December 31, 1996, the date applicable to such qualified matching purchase, which was $10.3125. 1996 other annual compensation also includes a relocation bonus of $60,000 paid in 1997 for Mr. Thompson's moving his principal residence to Columbus, Ohio, as well as payment of $55,385 to compensate Mr. Thompson for any taxes relating to such relocation bonus

       Ms. Fox's other compensation in 1998 is comprised of: (i) $21,390 in Rabbi Trust Dividend Distributions; and (ii) an award of 5,000 Common Shares in 1998 pursuant to the terms of Ms. Fox's Employment Agreement with the Company, which states that Ms. Fox will receive one Common Share for each Common Share purchased by her, up to a maximum of 10,000 shares. The value of the 5,000 shares subject to this award was determined by multiplying such shares by the purchase price of the Common Shares on the date of her matching purchase, which was $21.375. Ms. Fox elected to defer receipt of the matching shares subject to the matching share award which were issued to the Rabbi Trust for Ms. Fox's benefit.

       Mr. Van Auken's other compensation in 1998 is comprised of: (i) $2,882 in Rabbi Trust Dividend Distributions; (ii) a relocation bonus of $60,000 for Mr. Van Auken moving his principal residence to Columbus, Ohio, as well as payment of $55,385 to compensate Mr. Van Auken for any taxes relating to such relocation bonus; and (iii) an award of 5,000 Common Shares in 1998 pursuant to the terms of Mr.Van Auken's Employment Agreement with the Company, which states that Mr. Van Auken will receive one Common Share for each Common Share purchased by him, up to a maximum of 5,000 shares. The value of the 5,000 shares subject to this award was determined by multiplying such shares by the purchase price of the Common Shares on the date of his matching purchase, which was $21.00. Mr. Van Auken elected to defer receipt of 4,250 of the matching shares subject to the matching share award which were issued to the Rabbi Trust for Mr. Van Auken's benefit.

       Mr. Koegler's other compensation in 1998 is comprised of: (i) $86,339 of income related to the exercise of non-qualified options; and (ii) $9,934 in Rabbi Trust Dividend Distributions.

 (4) Long Term Compensation Awards includes the dollar value of awards of restricted Common Shares and the number of Common Shares underlying grants of options. Long Term Compensation Awards by executive is as follows:

       Mr. Bartling's 1996 Long Term Compensation is comprised of an award of 45,000 restricted Common Shares (issuable to the Rabbi Trust for his benefit) on April 5, 1996, one-third of which vest on the third, fourth and fifth anniversaries of such date or, if earlier, upon the Company maintaining "Market Capitalization" (i.e. the aggregate market value of the Company's issued and outstanding Common Shares) in excess of $150 million for thirty consecutive trading days. The value of this award was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on April 5, 1996, $8.937. The value of this award at the end of the 1998 fiscal year was $832,500 based on the fiscal year-end price of $18.50 per share. The Market Capitalization vesting requirement was satisfied in the first quarter of 1998. In addition, Mr. Bartling received an option to purchase 40,000 Common Shares at $8.937 per share on April 5, 1996, one-fourth of which vest on the second, third, fourth and fifth anniversaries of the date of grant or, if earlier, upon the Company maintaining Market Capitalization in excess of $150 million for thirty consecutive days. The Market

       Capitalization vesting requirement was satisfied in the first quarter of 1998. Mr. Bartling exercised the options in full on July 2, 1998.

       Mr. Thompson's 1996 Long Term Compensation is comprised of an award of 15,000 restricted Common Shares (issuable to the Rabbi Trust for his benefit) on April 15, 1996, one-third of which vests on the third, fourth and fifth anniversaries of such date. The value of this award was determined by multiplying the number of shares subject to this award by the closing price of the Common Shares on April 15, 1996, $9.125. The value of this award at the end of the 1998 fiscal year was $277,500 based on the fiscal year-end price of $18.50 per share. In the first quarter of 1998, the Compensation Committee of the Board amended the Award Agreement pursuant to which these Common Shares were issued to provide for accelerated vesting in full. (See "Employment Agreements -- Mark D. Thompson Employment Agreement"). In addition, Mr. Thompson received an option to purchase 25,000 Common Shares at $8.8125 per share on April 1, 1996, one-fifth of which vests on the first, second, third, fourth and fifth anniversaries of the date of grant. In the first quarter of 1998, the Compensation Committee of the Board amended the Award Agreement pursuant to which these Common Shares were issued to provide for accelerated vesting in full. (See "Employment Agreements -- Mark D. Thompson Employment Agreement"). Mr. Thompson exercised the options in full on July 2, 1998.

       Ms. Fox received an award of 15,000 restricted Common Shares (issuable to the Rabbi Trust for her benefit) on June 1, 1997, one-third of which vest on the third, fourth and fifth anniversaries of such date. Ms. Fox also received an award of 18,000 restricted Common Shares (issuable to the Rabbi Trust for her benefit) on June 1, 1997, which award was amended on January 1, 1998, to provide that one-half of such shares vested on January 1, 1998, and one-fourth of such shares will vest on each of January 1, 1999 and 2000, respectively. The value of the awards was determined by multiplying the number of shares subject to the grants by the closing price of the Common Shares on June 1, 1997, being $12.00. The value of the awards at the end of the 1998 fiscal year was $610,500 based upon the fiscal year-end price of $18.50 per share. Ms. Fox received an option to purchase 25,000 Common Shares at $11.875 per share on June 1, 1997, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of the grant.

       Mr. Van Auken received an option to purchase 5,000 Common Shares at $17.25 per share on January 1, 1998, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of the grant.

       Mr. Koegler received an option to purchase 2,500 Common Shares at $10.312 per share on January 1, 1997, one-third of which options vest on the first, second and third anniversaries of the date of grant. Mr. Koegler received an option to purchase 5,000 Common Shares at $9.625 per share on June 27, 1996, one-third of which options vest on the first, second and third anniversaries of the date of the grant. Mr. Koegler exercised all his vested options (for 4,167 shares) on July 2, 1998.

 (5) Long Term Incentive Plan ("LTIP") payouts consists of restricted Common Share awards (issuable to the Rabbi Trust for the benefit of the named executive) wherein vesting is contingent (in addition to continuing employment) upon the achievement of certain performance criteria. Such awards have been granted pursuant to employment contracts or the Company's Performance Plan. Specific awards by executive is as follows:

       Mr. Bartling received an award of 40,000 restricted Common Shares on April 5, 1996, providing that so long as Mr. Bartling remains in the employ of the Company, one-third of such shares will be earned when the Market Capitalization of the Common Shares over ten consecutive trading days exceeds $90 million, one-third of which shall vest when the Market Capitalization over ten consecutive trading days exceeds $120 million, and the final one-third of which shall vest when the Market Capitalization over ten consecutive trading days exceeds $150 million. Mr. Bartling earned two thirds, 26,666, of the 40,000 shares, in 1997 and earned the remaining 13,334 shares in 1998. The value of the shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on April 5, 1996 (the date of grant) which was $8.937. In addition, Mr. Bartling earned 96,000 restricted Common Shares in 1997 and earned the remaining 48,000 restricted Common Shares in 1998 pursuant to the terms of the Performance Plan. The value of these shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on the date of the grant, October 7, 1997, being $14.8125. The value of these vested awards at the end of 1998 fiscal year was $3,404,000 based upon the fiscal year-end price of $18.50 per share.

       Mr. Thompson received an award of 18,000 restricted Common Shares on April 15, 1996, providing that so long as Mr. Thompson remains in the employ of the Company, one-third of such shares will be earned when the Market Capitalization over ten consecutive trading days exceeds $90 million, one-third of which shall vest when the Market Capitalization over ten consecutive trading days exceeds $120 million, and the final one-third of which shall vest when the Market Capitalization over ten consecutive trading days exceeds $150 million. Mr. Thompson earned two thirds, 12,000, of the 18,000 shares, in 1997 and earned the remaining 6,000 shares in 1998. The value of the shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on April 15, 1996, which was $9.25. In addition, Mr. Thompson earned 64,000 restricted Common Shares in 1997 and earned the remaining 32,000 restricted Common Shares in 1998, pursuant to the terms of the Performance Plan. The value of these shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on the date of the grant, October 7, 1997, being $14.8125. The value of these vested awards at the end of 1998 fiscal year was $2,109,000 based upon the fiscal year-end price of $18.50 per share.

       Ms. Fox received an award of 96,000 restricted Common Shares on January 1, 1998, one-third of which vested on January 1, 1998, the remainder of which vests in 32,000 share increments on the later of satisfaction of the financial performance goals set forth in the Company's Performance Plan and the first and second anniversaries of such date. The value of the vested portion of the award was determined by multiplying the number of shares subject to the award by the closing price of the Common Shares on January 1, 1998, being $17.25. At December 31, 1998, the aggregate value of the Common Shares subject to this award was $1,776,000 based upon the fiscal year-end price of $18.50 per share.

       Mr. Van Auken received an award of 33,000 restricted Common Shares on January 1, 1998, one-third of which vested on January 1, 1998 and the remainder of which vests 11,000 share increments on the later of the satisfaction of the financial performance goals set forth in the Company's Performance Plan and the first and second anniversaries of such date. The value of the awards was determined by multiplying the number of shares subject to the award by the closing price of the Common Shares on January 1, 1998, being $17.25. The value of the awards at the end of the 1998 fiscal year was $610,500 based upon the fiscal year-end price of $18.50 per share.

       Mr. Koegler earned 22,000 restricted Common Shares in 1997 and earned the remaining 11,000 restricted Common Shares in 1998, pursuant to the terms of the Performance Plan. The value of these shares was determined by multiplying the number of shares subject to this grant by the closing price of the Common Shares on October 7, 1997, which was $14.8125. The value of these vested awards at the end of 1998 fiscal year was $610,500 based upon the fiscal year-end price of $18.50 per share. Mr. Koegler elected to defer receipt of all 33,000 shares subject to this award which shares were issued to the Rabbi Trust for Mr. Koegler's benefit.

 (6) All Other Compensation includes the Company's portion of the cost of group term life insurance, health and dental insurance and disability insurance paid on behalf of each executive based upon the benefit plans in which each executive is enrolled. In addition, for Mr. Bartling this amount includes the payment of a premium for a term life insurance policy.

STOCK OPTIONS GRANTS TABLE

     The following table sets forth the information noted for all grants of stock options to each of the executive officers named in the Summary Compensation Table during 1998:

                                                                                     POTENTIAL REALIZABLE
                                                                                             VALUE
                             INDIVIDUAL GRANTS                                         AT ASSUMED ANNUAL
                        ----------------------------                                         RATES
                         NUMBER OF      PERCENT OF                                      OF SHARE PRICE
                        SECURITIES     TOTAL OPTIONS                                   APPRECIATION FOR
                        UNDERLYING      GRANTED TO      EXERCISE OF                       OPTION TERM
                          OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION    ---------------------
         NAME           GRANTED (#)     FISCAL YEAR       ($/SH)          DATE        5% ($)      10% ($)
         ----           -----------    -------------    -----------    ----------    --------    ---------
Bradley A. Van Auken
Senior Vice President,
General Counsel
and Secretary.........     5,000(1)       4.30%           $17.25       1/01/2008     $54,242     $137,460

---------------

(1) Mr. Van Auken received an option to purchase 5,000 Common Shares with an exercise price of $17.25 per share on January 1, 1998, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of the grant.

STOCK OPTIONS VALUE TABLE

     The following table sets forth the value of options exercised during 1998 and the fiscal year-end value of unexercised stock options for each of the executive officers named in the Summary Compensation Table for the 1998 fiscal year.

                                                                      NUMBER OF SECURITIES           VALUE OF
                                                                           UNDERLYING              UNEXERCISED
                                                                      UNEXERCISED OPTIONS      IN THE MONEY OPTIONS
                                                                       AT FISCAL YEAR-END       AT FISCAL YEAR-END
                                             SHARES        VALUE              (#)                      ($)
                                          ACQUIRED ON     REALIZED        EXERCISABLE/             EXERCISABLE/
                  NAME                    EXERCISE (#)      ($)          UNEXERCISABLE            UNEXERCISABLE
                  ----                    ------------    --------    --------------------    ----------------------
John B. Bartling
Chief Executive
Officer and President(1)................     40,000       $393,500    n/a                     n/a
Mark D. Thompson Chief Financial Officer
and Executive Vice President(2).........     25,000       $248,425    n/a                     n/a
Leslie B. Fox
Chief Operating Officer and                                           5,000 Exercisable/      $33,125 Exercisable/
Executive Vice President(3).............        n/a            n/a    20,000 Unexercisable    $132,500 Unexercisable
Bradley A. Van Auken Senior Vice
President
General Counsel and                                                   None Exercisable/       None Exercisable/
Secretary(4)............................        n/a            n/a    5,000 Unexercisable     $6,250 Unexercisable
Ronald P. Koegler
Senior Vice President and                                             None Exercisable/       None Exercisable/
Controller(5)...........................      6,877       $ 86,339    3,333 Unexercisable     $29,685 Unexercisable

---------------

(1) Mr. Bartling received an option to purchase 40,000 Common Shares with an exercise price of $8.9125 per share on April 5, 1996. The options became fully vested in 1998 and were exercised on July 2, 1998. The value realized was calculated by multiplying the number of underlying Common Shares by the difference between (a) $18.75 per share being the closing price of the Common Shares on the date of exercise on the New York Stock Exchange ("NYSE"), and (b) the exercise price of the option, $8.9125 per share.

(2) Mr. Thompson received an option to purchase 25,000 Common Shares with an exercise price of $8.8125 per share on April 1, 1996. The options became fully vested in 1998 and were exercised on July 2, 1998. The value realized was calculated by multiplying the number of underlying Common Shares by the difference between (a) $18.75 per share being the closing price of the Common Shares on the date of exercise on the NYSE, and (b) the exercise price of the options, $8.8125 per share.

(3) Ms. Fox received an option to purchase 25,000 Common Shares with an exercise price of $11.875 per share on June 1, 1997, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of the grant. The value of the option was calculated by multiplying the number of underlying Common Shares by the difference between (a) $18.50 per share being the closing price of the Common Shares at fiscal year-end on the NYSE, and (b) the exercise price of the options, $11.875 per share.

(4) Mr. Van Auken received an option to purchase 5,000 Common Shares with an exercise price of $17.25 per share on January 1, 1998, one-fifth of which vest on the first, second, third, fourth and fifth anniversaries of the date of the grant. The value of the option was calculated by multiplying the number of underlying Common Shares by the difference between (a) $18.50 per share being the closing price of the Common Shares at fiscal year-end on the NYSE, and (b) the exercise price of the options, $17.25 per share.

(5) Mr. Koegler received an option to purchase 2,500 Common Shares with an exercise price of $10.312 per share on January 1, 1997, one-third of which vest on the first, second and third anniversaries of the date of grant. Mr. Koegler received an option to purchase 5,000 Common Shares with an exercise price of $9.625 per share on June 27, 1996, one-third of which vest on the first, second and third anniversaries of the date of grant. In addition, Mr. Koegler received an option to purchase 2,710 Common Shares with an exercise price of $0.71 per share on September 11, 1992 all of which have vested. On July 2, 1998 Mr. Koegler exercised options to purchase 834 shares at $10.312 per share, 3,333 shares at $9.625 per share and 2,710 shares at $0.71 per share. The value realized on the exercise of options was calculated by multiplying the number of underlying Common Shares by the difference between
    (a) $18.75 per share being the closing price of the Common Shares on the date of exercise on the NYSE, and (b) the exercise price of the options. The value of the options outstanding was calculated by multiplying the number of underlying Common Shares by the difference between (a) $18.50 per share being the closing price of the Common Shares at fiscal year-end on the NYSE, and (b) the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

     The following award sets forth information regarding long-term incentive plan awards granted to executive officers during the Company's 1998 fiscal year.

                                              NUMBER OF             PERFORMANCE PERIOD
                                            COMMON SHARES                 UNTIL
                 NAME                          AWARDED             FORFEITURE OR PAYOUT
                 ----                   ---------------------    ------------------------
Leslie B. Fox.........................         96,000                 Through 1/1/00
Bradley A. Van Auken..................         33,000                 Through 1/1/00

     The foregoing awards were made subject to vesting based upon continuing employment as well as the Company's attaining the financial performance goals set forth in the Performance Plan. (For information regarding the dollar values of these awards, see Footnote 5 to the Summary Compensation Table).

  Management Indebtedness to Company

     In July 1998, the Company's Compensation Committee authorized the Company to lend funds to certain of the Company's executive officers and trustees to finance the personal income tax liabilities arising out of, and payable in connection with, such option exercises. In the case of Messrs. Bartling and Thompson the loans were also contemplated and authorized by their respective Employment Agreements with the Company. The loans bear interest, compounded annually, at a variable rate equal to the prime rate charged by the Company's senior working capital lender from time to time plus one percent and are payable in full on the third anniversary of the original advance.

     The following table sets forth the name and title of each such executive officer or trustee who was indebted to the Company in respect of such financing transactions in an amount in excess of $60,000 at any time since the original advance of such loan, the largest dollar amount of indebtedness outstanding at any time since such date and the amount of indebtedness outstanding on March 15, 1999.

                                                                                         AMOUNT OF INDEBTEDNESS
                                                                                             OUTSTANDING AT
                                                                LARGEST AMOUNT OF               MARCH 15,
          NAME                         TITLE                 INDEBTEDNESS OUTSTANDING             1999
          ----                         -----                 ------------------------    -----------------------
John B. Bartling........  President, Chief Executive                 $195,943                   $195,943
                          Officer & Trustee
Mark D. Thompson........  Executive Vice President &                 $124,042                   $124,042
                          Chief Financial Officer

     Stanley R. Fimberg, a trustee of the Company, is managing member of FSC Realty, LLC, which in turn is managing member of Brentwood-Lexford Partners, LLC. Brentwood-Lexford Partners, LLC is indebted to the Company in the principal amount of $1,833,333. This indebtedness is evidenced by a Promissory Note dated April 1, 1998 bearing interest at 6% through April 1, 2000, and 11% thereafter. The Promissory Note was issued to Lexford Properties, Inc. ("LPI"), a wholly owned subsidiary of the Company, in connection with the acquisition by Brentwood-Lexford Partners, LLC of all of LPI's preferred equity interest in the third party property management business formerly conducted by LPI (see "Certain Relationships and Related Transactions").

EMPLOYMENT AGREEMENTS

  John B. Bartling Employment Agreement

     The Company and Mr. Bartling entered into an employment agreement, dated as of December 1, 1995 (the "Bartling Employment Agreement") for an original term through December 31, 1998 and an annual base salary of $285,000 ("Bartling's Base Salary"), plus an annual cash bonus of 2% of Bartling's Base Salary for each 1% increase in the Company's recurring earnings before interest (other than interest paid on mortgage loans secured by the Company's Wholly Owned Properties), taxes, depreciation and amortization determined in accordance with generally accepted accounting principles without regard to extraordinary gains or losses ("Adjusted EBITDA") from the previous fiscal year's Adjusted EBITDA, limited to 60% of Bartling's Base Salary. The Bartling Employment Agreement, as amended (pursuant to the amendments described below) has been extended for a renewal term of one year ending December 31, 1999.

     Under the terms of the Bartling Employment Agreement, the Company granted Mr. Bartling (i) an award of 45,000 restricted Common Shares, (ii) an additional award of 40,000 restricted Common Shares, (iii) one Common Share, at no additional cost to him, for each Common Share purchased by Mr. Bartling in 1996 up to a maximum of 20,000 shares (the "Bartling Matching Shares"), and (iv) options to purchase 40,000 Common Shares (see footnotes 3 and 4 to the Summary Compensation Table).

     The Bartling Employment Agreement was amended effective as of December 20, 1996 to provide that Mr. Bartling could elect to receive Common Shares in lieu of his cash bonus earned in 1996. Common Shares made subject to such election would be valued at the December 31, 1996 closing price for the Common Shares. Such amendment further provided that any such shares which Mr. Bartling might elect to receive in lieu of his cash bonus earned for 1996 would qualify for the grant of the 10,000 Bartling Matching Shares not yet awarded to Mr. Bartling as of such date. In March, 1997, Mr. Bartling elected to receive 13,880 shares in lieu of a portion of his 1996 cash bonus (see footnote 3 to the Summary Compensation Table). Accordingly, pursuant to Mr. Bartling's election, Mr. Bartling was entitled to receive the balance of the 10,000 Bartling Matching Shares not yet awarded to him as of such date. Mr. Bartling vested in all awards of restricted Common Shares and options to purchase Common Shares in early 1998 upon the Company's attaining and sustaining Market Capitalization in excess of $150 million.

     Upon termination of Mr. Bartling's employment without cause, Mr. Bartling would be entitled to receive: (i) any of Bartling's Base Salary, and any other benefits due him under the Bartling Employment Agreement, payable for the remaining period of the original term or any extension thereof; and (ii) the cash bonus, if any, applicable to the fiscal year in which such termination without cause occurs.

     The Bartling Employment Agreement and related Award Agreements were amended to permit Mr. Bartling to defer the receipt of all restricted Common Shares which would otherwise be issuable to him under the terms of the Bartling Employment Agreement and the related Award Agreements. Pursuant to these amendments made in conjunction with the adoption of the Company's Executive Deferred Compensation Plan and the establishment of the Rabbi Trust as contemplated thereby, all such Common Shares (not including Common Shares issuable upon exercise of non-qualified options) have been issued to the Trustee of the Rabbi Trust for the benefit of Mr. Bartling.

     The Bartling Employment Agreement was further amended effective as of January 1, 1997 to increase Mr. Bartling's base salary to $340,000; $298,750 of which was payable in 1997 in cash and the balance of which was payable in 1997 the form of 4,000 Common Shares issuable to the Rabbi Trust for Mr. Bartling's benefit.

  Mark D. Thompson Employment Agreement

     The Company and Mr. Thompson entered into an employment agreement, dated as of April 1, 1996 (the "Thompson Employment Agreement") for an original term through April 16, 1997 and an annual base salary of $175,000 ("Thompson's Base Salary"), plus annual bonuses under which Mr. Thompson may become entitled to receive cash and stock bonuses of up to 60% and 30%, respectively, of Thompson's Base Salary based on incremental increases in the Company's Adjusted EBITDA from the previous fiscal year's Adjusted EBITDA. The Thompson Employment Agreement, as amended (pursuant to the amendments described below), has been extended for a renewal term expiring April 16, 1999.

     Under the terms of the Thompson Employment Agreement and related Award Agreements, the Company granted Mr. Thompson an award of 15,000 Common Shares;
(ii) an additional award of 18,000 Common Shares; (iii) one Common Share, at no additional cost to him, for each Common Share purchased by Mr. Thompson in 1996 up to a maximum of 10,000 shares (the "Thompson Matching Shares"); and (iv) options to purchase 25,000 Common Shares (see footnotes 3 and 4 to the Summary Compensation Table).

     The Thompson Employment Agreement was amended effective as of December 20, 1996 to provide that Mr. Thompson could elect to receive Common Shares in lieu of his cash bonus earned in 1996. Common Shares made subject to such election would be valued at the December 31, 1996 closing price for the Common Shares. Such amendment further provided that any such shares which Mr. Thompson might elect to receive in lieu of his cash bonus earned for 1996 would qualify for the grant of the 5,000 Thompson Matching Shares not yet awarded to Mr. Thompson as of such date. In March 1997, Mr. Thompson elected to receive 7,544 shares in lieu of a portion of his 1996 cash bonus (see footnote 2 to the Summary Compensation Table). Accordingly, pursuant to Mr. Thompson's election, Mr. Thompson was entitled to receive the balance of the 5,000 Thompson Matching Shares not yet awarded to him as of such date.

     Upon termination of Mr. Thompson's employment without cause, Mr. Thompson would be entitled to receive: (i) any of Thompson's Base Salary, and any other benefits due him under the Thompson Employment Agreement, payable for the immediately succeeding nine months; and (ii) a prorated portion of the cash bonus, if any, applicable to the fiscal year in which such termination without cause occurs.

     The Thompson Employment Agreement and related Award Agreements were amended to permit Mr. Thompson to defer the receipt of all restricted Common Shares which would otherwise be issuable to him under the terms of the Thompson Employment Agreement and the related Award Agreements. Pursuant to these amendments made in conjunction with the adoption of the Company's Executive Deferred Compensation Plan and the establishment of the Rabbi Trust as contemplated thereby, all such Common Shares (not including Common Shares issuable upon exercise of non-qualified options) have been issued to the Rabbi Trust for the benefit of Mr. Thompson.

     The Thompson Employment Agreement was further amended, effective as of January 1, 1997, to increase Mr. Thompson's base salary to $230,000, of which $200,000 was payable in 1997 in cash and the balance was payable in 1997 in the form of 2,910 Common Shares (valued at $10.3125 per share, being the closing price of the Common Shares on December 31, 1996) issuable to the Rabbi Trust for Mr. Thompson's benefit.

     The Thompson Employment was further amended in March 1998 to provide that Mr. Thompson would receive accelerated vesting in all awards of restricted Common Shares and options to purchase Common Shares upon the Company's attaining and sustaining Market Capitalization in excess of $150 million to provide Mr. Thompson with vesting standards equivalent to those contained in the Bartling Employment Agreement and related Award Agreements. This vesting requirement was satisfied in early 1998.

  Leslie B. Fox Employment Agreement

     The Company and Ms. Fox entered into an Employment Agreement dated June 1, 1997 (the "Fox Employment Agreement") for an original term through May 31, 2000 at an annual base salary of $175,0000 ("Fox's Base Salary"), plus provisions for annual cash bonuses based upon the Company's returns on equity investments of up to an aggregate of 110% of Fox's Base Salary. Under the original terms of the Fox

Employment Agreement, Ms. Fox was retained as the Company's Executive Vice President of Investment Management.

     Under the terms of the Fox Employment Agreement and related Award Agreements, the Company issued to the Rabbi Trust for the benefit of Ms. Fox (i) 15,000 restricted Common Shares; and (ii) 18,000 restricted Common Shares. Ms. Fox also received a grant of options to purchase 25,000 Common Shares (see footnotes 3 and 4 to the Summary Compensation Table).

     The Fox Employment Agreement was amended effective as of January 1, 1998 to: (i) redesignate Ms. Fox as the Company's Executive Vice President and Chief Operating Officer; (ii) increase Fox's Base Salary to $230,000 per year payable $200,000 in cash in 1998 and $30,000 in Common Shares in 1998 issuable in four equal installments at the end of each calendar quarter valued at the closing price of the Common Shares on the last trading day of each such calendar quarter; (iii) amend the terms for Ms. Fox's annual cash bonus to provide for a cash bonus based upon the Company's year to year increases in Adjusted EBITDA up to a maximum of 60% of Fox's Base Salary and a bonus payable in Common Shares based upon year to year increases in the Company's Adjusted EBITDA up to a maximum in value of Common Shares of 30% of Fox's Base Salary. In addition, the Fox Employment Agreement and related Award Agreements were amended to provide for changes in vesting provisions of awards of Common Shares issuable to the Rabbi Trust for Ms. Fox's benefit as described in the footnotes to the Long-term Incentive Plans Table and the Summary Compensation Table respectively. Further, pursuant to the amendment to the Employment Agreement and a related Award Agreement, the Company issued to the Rabbi Trust for Ms. Fox's benefit 96,000 restricted Common Shares subject to vesting requirements parallel to the Performance Plan with the additional vesting requirement that Ms. Fox remain in the employ of the Company or a subsidiary of the Company in order to vest in 1/3 (or 32,000) of the shares on January 1, 1998, 1/3 of the shares on January 1, 1999 and the remaining 1/3 of the shares on January 1, 2000; subject, however, to attainment of the financial performance goals set forth in the Performance Plan (which financial performance goals were since satisfied on account of the Company's 1998 fiscal year results). Finally, the January 1998 amendment to the Fox Employment Agreement provided for the issuance of up to a maximum of 10,000 Common Shares to the Rabbi Trust for Ms. Fox's benefit ("Fox Matching Shares") for each Common Share purchased by Ms. Fox in 1998 and/or through Ms. Fox's election to defer receipt of all or any portion of her cash bonus earned on account on 1998 and instead to direct the Company to issue Common Shares (valued at their closing price on the NYSE at December 31, 1998) to the Rabbi Trust for her benefit (see footnote 3 to the Summary Compensation Table).

     Upon termination of Ms. Fox's employment without cause, Ms. Fox would be entitled to receive: (i) any of Fox's Base Salary for the then unexpired portion of the original term, if any, and the succeeding nine months; (ii) a prorated portion of the cash bonus, if any, applicable to the fiscal year in which such termination occurs; (iii) and any restricted Common Shares subject to the award agreements which have vested prior to the date of termination together with those Restricted Common Shares which would have otherwise vested on or before the January 1 following the date of termination had Ms. Fox remained in the Company's employ through such January 1; and (iv) accelerated vesting of options to purchase Common Shares.

  Bradley A. Van Auken Employment Agreement

     The Company and Mr. Van Auken entered into an Employment Agreement dated January 1, 1998 (the "Van Auken Employment Agreement") for an original term through December 31, 1998 at an annual base salary of $175,000 ("Van Auken's Base Salary"), plus provisions for annual cash bonuses based upon the Company's Adjusted EBIDTA of up to 60% of Van Auken's Base Salary and a bonus payable in Common Shares having a value of up to 30% of Van Auken's Base Salary, also based upon the Company's Adjusted EBIDTA. Under the terms of the Van Auken Employment Agreement, Mr. Van Auken was retained as the Company's Senior Vice President, General Counsel and Secretary.

     Under the terms of the Van Auken Employment Agreement and a related Award Agreement, the Company issued to the Rabbi Trust for the benefit Mr. Van Auken 33,000 restricted Common Shares. Mr. Van Auken also received a grant of options to purchase 5,000 Common Shares (see Footnotes 3 and 4 to the Summary Compensation Table).

     In consideration of Mr. Van Auken's prior service to the Company as outside general counsel and his acceptance of permanent employment with the Company pursuant to the Van Auken Employment Agreement, 11,000 of the restricted Common Shares issued to the Rabbi Trust for Mr. Van Auken's benefit were immediately vested. The remaining 22,000 shares were made subject to vesting requirements parallel to the Performance Plan financial performance goals (which were subsequently satisfied as of December 31, 1998) with the additional vesting requirement that Mr. Van Auken remain in the employ of the Company or a subsidiary of the Company in order to vest in 11,000 of the shares on January 1, 1999, and the remaining 11,000 of the shares on January 1, 2000. The Van Auken Employment Agreement also provided for the issuance of up to a maximum of 5,000 Common Shares to Mr. Van Auken or, per his election, to the Rabbi Trust for his benefit for each Common Share purchased by Mr. Van Auken in 1998 (see footnote 3 to the Summary Compensation Table).

     Upon termination of Mr. Van Auken's employment without cause, despite the expiration of the original term of the Van Auken Employment Agreement without its renewal for a successive term, Mr. Van Auken would be entitled to receive:
(i) any of Van Auken's Base Salary for the succeeding nine months; (ii) a prorated portion of the cash bonus, if any, applicable to the fiscal year in which such termination occurs; and (iii) any restricted Common Shares subject to the award agreements which have vested prior to the date of termination; and
(iv) accelerated vesting of options to purchase Common Shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the Performance Graph included in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

     The Compensation Committee administers the Company's various compensation plans and reviews and recommends to the Board of Trustees compensation levels for executive officers, evaluates executive management's performance and considers executive management succession and related matters. The Compensation Committee is composed exclusively of independent, non-employee trustees.

  Philosophy of Compensation Committee

     The Compensation Committee believes that executive compensation should reflect the value created for the Company's shareholders while supporting the Company's long-term strategic goals. It is the belief of the Compensation Committee that executive compensation should serve to:

     - reward individuals for significant contribution to the Company's success;

     - align the interest of executives with those of the Company's long-term investors;

     - retain, motivate and attract qualified executives; and

     - provide incentives to executives to achieve strategic objectives in a manner consistent with the Company's values

  Executive Officer Compensation

     Individual executive officer compensation consists of three components: base salary, annual cash and share incentive bonuses and long-term equity incentives. Each component will be discussed below:

     Salaries for executive officers are reviewed by the Compensation Committee on an annual basis and may be increased based on (a) individual performance and contribution and (b) increases in competitive pay levels.

     The Compensation Committee believes that the compensation packages agreed to with its executive officers and other significant employees genuinely preserves its philosophical objectives by placing significant emphasis on the latter two components of the Compensation Committee's stated compensation components, namely, annual cash and equity incentive bonus and long term equity incentives. In this regard, the Company's compensation arrangements have been weighted heavily towards incentive bonuses based upon the Company's financial performance measured in terms of its earnings before interest, taxes, depreciation, and amortization without regard to non-recurring items or extraordinary gains or losses ("Adjusted EBITDA") and restricted share awards which vest on the basis of growth in the Company's market capitalization or attainment of targeted increases in Adjusted EBITDA or Common Share market price. A significant portion of management's compensation takes the form of equity ownership in the Company. In this way, the Compensation Committee believes that Mr. Bartling's Chief Executive Officer compensation package and the compensation packages of the Company's other executive officers have implemented its goal of aligning his interests with those of the Company's long-term investors.

     Because Market Capitalization targets as well as the financial performance goals set forth in the Company's Performance Plan have been attained, the Company's executives have vested in substantially all of their long-term equity share awards, other than those relevant to Ms. Fox and Mr. Van Auken based upon continuing service. The Compensation Committee has no immediate plans to grant additional long-term incentive equity awards to the executive officers named in the Summary Compensation Table at this time. The Committee believes that the Company's executives are properly incentivized and aligned with the Company's shareholders based upon their significant Common Share holdings.

     In addition, the Compensation Committee retains its philosophy with respect to annual incentive equity awards and is currently considering a substitute financial performance measure for Adjusted EBIDTA. Due to the Company's determination to elect real estate investment trust status for federal income tax purposes beginning with its 1998 tax year, the Compensation Committee is considering substituting Funds From Operations (or "FFO") and/or Cash Available for Distribution (or "CAD") as such financial performance measures. FFO and CAD are commonly used to evaluate the financial performance of real estate investment trusts, generally. The Compensation Committee is continuing its consideration of this issue and a final decision has not yet been reached as of the date of this Proxy Statement.

     The Compensation Committee has confirmed that all base salaries for the Company's executive officers, including Mr. Bartling's base compensation, are reasonable and competitive, based upon the surveys compiled by management, as well as the advice and consultation of the representatives of a consulting firm retained by the Compensation Committee which specializes in designing and advising on executive compensation packages for real estate investment trusts.

  Management Incentive Plan

     Annual bonuses for the executive officers on account of the Company's 1998 fiscal year were governed by the Company's 1996 Incentive Compensation Plan ("the Incentive Compensation Plan"), which was specifically designed to link executive compensation to the Company's achieving certain operating goals and exceeding certain projected increases in specific financial measures applicable to the specific role in which each executive officer (and each other employee of the Company participating in the Incentive Compensation Plan) is engaged. The financial measures include Adjusted EBIDTA for the Company's Chief Executive Officer and senior financial and legal officers and property effective gross income for the Company's property management employees. Under the terms of the Incentive Compensation Plan, upon achieving increases in the designated financial performance measure when compared to the Company's 1997 results, the executive officers and other participating employees are entitled to certain cash and equity awards.

  Deductibility

     The Company intends, to the extent practicable, to preserve the deductibility under the Internal Revenue Code of compensation paid to its executive officers, while maintaining compensation programs that will attract and retain its executives in a competitive environment; provided that, in light of the Company's ability to offset current real estate investment trust taxable income through the utilization of net operating loss carry forwards and passive activity loss carry forwards, the Compensation Committee will consider facilitating executives' ability to defer taxable incentive compensation (thereby also deferring, but not reducing, the Company's deductibility of such items). In keeping with this philosophy to provide for maximizing compensation payable in the form of the Company's Common Shares, as well as to provide its executives with the ability to defer taxable incentive compensation, the Company adopted its Executive Deferred Compensation Plan and Executive Deferred Compensation Rabbi Trust in 1996. Pursuant to the Executive Deferred Compensation Plan, the Company's highly compensated executive officers have elected to direct the Company to issue the Company's Common Shares to The Provident Bank, as Trustee under the Executive Deferred Compensation Rabbi Trust, rather than directly to the employee otherwise entitled to receive the Common Shares, thereby deferring the recognition of taxable income for federal income tax purposes. The Company believes that, for the foreseeable future, this practice will not otherwise result in increased real estate investment trust taxable income due to the availability of net operating and passive activity loss carry forwards for federal income tax purposes.

  Conclusion

     In conclusion, the Compensation Committee will enable the Company to retain highly qualified executive management and motivate its officers with respect to the attainment of important goals and objectives. The Compensation Committee believes the focus on Common Share ownership by the executive officers has aligned and will continue to align the interests of management with the interest of shareholders of the Company.

        The Compensation Committee of the Board of Trustees
          Robert J. Weiler, Chairman
          Stanley R. Fimberg
          H. Jeffrey Schwartz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert J. Weiler, Chairman of the Compensation Committee, is a principal of Americana Investment Company, the lessor of the building housing the Company's principal operating offices (see "Certain Relationships and Related Transactions").

     H. Jeffrey Schwartz, a member of the Compensation Committee, is a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff, LLP, which serves as outside legal counsel to the Company.

     Stanley R. Fimberg, a member of the Compensation Committee, is the managing member of FSC Realty, LLC, which in turn is the managing member of Brentwood-Lexford Partners, LLC, a company indebted to the Company in respect of its acquisition of the third party property management business formerly owned and operated by the Company (see "Certain Relationships and Related Transactions").

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Shares, to that of the Dow Jones Real Estate Investment Index and the Dow Jones Market Index. In calculating cumulative total shareholder return, reinvestment of dividends is assumed. This graph is shown for the six fiscal years in which the Company's Common Shares (NYSE: LFT, formerly Nasdaq:
CRSI) have been registered under the Securities Exchange Act of 1934, as amended.

                                                    LFT MARKET VALUE          DOW JONES REAL ESTATE       DOW JONES EQUITY MKT
                                                    ----------------          ---------------------       --------------------
12/31/92                                                  100.00                     100.00                      100.00
12/31/93                                                  250.00                     112.00                      107.00
12/31/94                                                  350.00                     103.00                      104.00
12/31/95                                                  583.00                     121.00                      139.00
12/31/96                                                  687.00                     150.00                      167.00
12/31/97                                                 1149.00                     170.00                      220.00
12/31/98                                                 1232.00                     129.00                      227.00

                     SECURITY OWNERSHIP OF CERTAIN PERSONS

     On March 24, 1999, the Company had outstanding 9,551,877 Common Shares. The following table sets forth the information as of March 24, 1999 regarding Common Shares owned beneficially by (a) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Shares (there being no such person), (b) each trustee of the Company and executive officer named in the Summary Compensation table above and (c) all present executive officers and trustees of the Company as a group.

                                                    AMOUNT AND
                                                    NATURE OF        PERCENTAGE OF        UNVESTED
               NAME AND ADDRESS OF                  BENEFICIAL          COMMON          COMPENSATORY
                BENEFICIAL OWNER                   OWNERSHIP(A)         SHARES           SHARES(B)
               -------------------                 ------------      -------------      ------------
Trustees and Executive Officers Named in "Summary
  Compensation Table"
John B. Bartling.................................     316,880(c)          3.3%                 --
Mark D. Thompson.................................     192,276(d)          2.0%                 --
Leslie B. Fox....................................     110,091(e)          1.2%             71,500
Bradley A. Van Auken.............................      38,413(f)            *              15,552
Ronald P. Koegler................................      52,949(g)            *               2,499
Stanley R. Fimberg...............................     222,738(h)          2.3%              1,873
Joseph E. Madigan................................      69,789(i)            *               8,297
Glenn C. Pollack.................................      88,130(j)            *               2,084
H. Jeffrey Schwartz..............................     161,907(k)          1.7%              1,986
Robert J. Weiler.................................     159,754(l)          1.7%                 --
All present executive officers and trustees of
  the Company as a group (12 persons)............   1,501,636(m)         15.7%            124,193

---------------

* Less than one percent (1%)

 (a) Unless otherwise indicated, the beneficial owner has sole voting and investment power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

 (b) The amounts reported in this column consist of restricted Common Shares which will not vest within 60 days, held on behalf of the specified individual by the Rabbi Trust and as to which the specified individual has neither investment nor voting power, and Common Shares underlying outstanding options which are not exercisable within 60 days. These amounts are not deemed to be beneficially owned and are not included in the column "Amount and Nature of Beneficial Ownership" nor in the determination of "Percentage of Common Shares."

 (c) This amount includes 266,880 Common Shares held on behalf of Mr. Bartling by the Rabbi Trust which shares Mr. Bartling has the right to receive under certain circumstances within 60 days.

 (d) This amount includes 162,276 Common Shares held on behalf of Mr. Thompson by the Rabbi Trust which shares Mr. Thompson has the right to receive under certain circumstances within 60 days.

 (e) This amount includes 5,000 Common Shares subject to options which are exercisable within 60 days but does not include 20,000 Common Shares subject to options which are not exercisable within 60 days. This amount includes 95,091 Common Shares held on behalf of Ms. Fox by the Rabbi Trust which shares Ms. Fox has the right to receive under certain circumstances within 60 days. This amount does not include 51,500 restricted Common Shares held on behalf of Ms. Fox by the Rabbi Trust as to which shares Ms. Fox has neither investment or voting power.

 (f) This amount includes 1,000 Common Shares subject to options which are exercisable within 60 days but does not include 4,000 Common Shares subject to options which are not exercisable within 60 days. This amount includes 29,690 Common Shares held on behalf of Mr. Van Auken by the Rabbi Trust which shares Mr. Van Auken has the right to receive under certain circumstances within 60 days. This amount does not include 11,552 restricted Common Shares held on behalf of Mr. Van Auken by the Rabbi Trust as to which shares Mr. Van Auken has neither investment or voting power.

 (g) This amount includes 834 Common Shares subject to options which are exercisable within 60 days but does not include 2,499 Common Shares subject to options which are not exercisable within 60 days. This amount also includes 33,968 Common Shares held on behalf of Mr. Koegler by the Rabbi Trust which shares Mr. Koegler has the right to receive under certain circumstances within 60 days.

 (h) This amount includes 34,737 Common Shares held on behalf of Mr. Fimberg by the Rabbi Trust which shares Mr. Fimberg has the right to receive under certain circumstances within 60 days. This amount does not include 1,873 restricted Common Shares held on behalf of Mr. Fimberg by the Rabbi Trust as to which shares Mr. Fimberg has neither investment or voting power.

 (i) This amount includes 4,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 37,000 Common Shares held on behalf of Mr. Madigan by the Rabbi Trust which shares Mr. Madigan has the right to receive under certain circumstances within 60 days and 1,673 restricted Common Shares as to which Mr. Madigan has voting power but does not have investment power. This amount does not include 8,297 restricted Common Shares held on behalf of Mr. Madigan by the Rabbi Trust as to which shares Mr. Madigan has neither investment or voting power.

 (j) This amount includes 4,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 33,000 Common Shares held on behalf of Mr. Pollack by the Rabbi Trust which shares Mr. Pollack has the right to receive under certain circumstances within 60 days and 5,614 restricted Common Shares as to which Mr. Pollack has voting power but does not have investment power. This amount does not include 2,084 restricted Common Shares held on behalf of Mr. Pollack by the Rabbi Trust as to which shares Mr. Pollack has neither investment or voting power.

 (k) This amount includes 4,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 34,744 Common Shares held on behalf of Mr. Schwartz by the Rabbi Trust which shares Mr. Schwartz has the right to receive under certain circumstances within 60 days and 5,938 restricted Common Shares as to which Mr. Schwartz has voting power but does not have investment power. This amount does not include 1,986 restricted Common Shares held on behalf of Mr. Schwartz by the Rabbi Trust as to which shares Mr. Schwartz has neither investment or voting power.

 (l) This amount includes 4,000 Common Shares subject to options which are exercisable within 60 days. This amount also includes 34,655 Common Shares held on behalf of Mr. Weiler by the Rabbi Trust which shares Mr. Weiler has the right to receive under certain circumstances within 60 days, 92,00 shares held by Mr. Weiler's spouse and 6,620 Restricted shares as to which Mr. Weiler has voting power but does not have investment power.

(m) This amount includes 5,992 Common Shares held in individual Trustee and executive officer 401(k) retirement plan accounts, 19,845 restricted Common Shares as to which certain trustees have voting power but do not have investment power, 830,616 Common Shares held on behalf of certain Trustees and executive officers by the Rabbi Trust which shares such Trustees and executives officers have the right to receive under certain circumstances within 60 days, and 29,499 Common Shares subject to options which are exercisable within 60 days. This amount does not include 77,292 restricted Common Shares held in the Rabbi Trust as to which shares such Trustees and executive officers have neither investment or voting power.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and trustees, and persons who own more than 10% of the Company's outstanding Common Shares, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of Common Shares of the Company with the Securities and Exchange Commission (the "SEC"). Officers, trustees and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that during the previous fiscal year, all filing requirements applicable to its officers, trustees, and greater than 10% beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For services rendered to the Company in his capacity as Chairman of the Board, Joseph E. Madigan receives a monthly retainer of $5,000 and an annual restricted share grant of 4,000 Common Shares, vesting equally over a three year period, subject to Mr. Madigan's continuing service as Chairman of the Board.

     Effective as of April 1, 1998, the Company sold its entire preferred equity interest in a third party property management business conducted by Lexford Property Management, Inc. ("LPM"), to a company formed to acquire the third party management business by FSC Realty LLC, a company affiliated with Stanley
R. Fimberg, a trustee of the Company (and a consultant to the Company at the time of the sale), Ralph V. Williams, a consultant to the Company at the time of the sale, and Bruce Woodward, an executive officer of the Company's wholly owned subsidiary, Lexford Properties, Inc., at the time of the sale. As a result of the sale, each of Messrs. Fimberg, Williams and Woodward severed their respective consulting and employment relationships with the Company and Lexford Properties, Inc., respectively. Mr. Fimberg remains a trustee of the Company. Each of Messrs. Fimberg, Williams and Woodward were also former beneficial equity owners of Lexford Properties, Inc. prior to the Company's original acquisition of the third party management business in August 1996. The Company received a promissory note in the principal amount of $1.8 million payable over a ten year period which bears interest at 6% annum until April 1, 2000 and 11% per annum thereafter, in exchange for all of the outstanding preferred stock of LPM. Mr. Fimberg did not participate in the Company's decision to sell the third party management business. Management believes that the terms for the sale of the third party management business are representative of terms which would have been available from an unrelated purchaser.

     H. Jeffrey Schwartz, trustee of the Company, is a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, which serves as outside legal counsel to the Company.

     Robert J. Weiler, a trustee of the Company, is a principal of Americana Investment Company, the lessor of the building housing the Company's principal operating offices. Mr. Weiler did not participate in the Company's negotiations for a renewal term for a lease (for a smaller amount of space) for the principal operating offices leased from Americana Investment Company. Management believes that the lease terms for the Company's principal operating offices are competitive with commercial lease rates in the Columbus, Ohio market. The annual lease payments are as follows:

                      YEAR                           ANNUAL RENT
-------------------------------------------------    -----------
1998.............................................    $   320,785
1999-2000........................................    $   292,920
2001.............................................    $   298,440
2002.............................................    $   309,480
2003.............................................    $   315,016
2004.............................................    $   217,392

                                    AUDITORS

     The Company has selected Ernst & Young, LLP, as independent auditors for the 1999 fiscal year. Representatives of Ernst & Young, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The documents listed below have been filed by the Company with the SEC and are incorporated by reference in this Proxy Statement:

          (i) The Company's Annual Report to Shareholders first sent to shareholders on or about March 25, 1999;

          (ii) The Company's Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 23, 1999; and

     The information relating to the Company contained in this Proxy Statement does not purport to be complete and should be read together with the information contained in the documents incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting shall be deemed a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON WRITTEN REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT (INCLUDING THE EXHIBITS TO SUCH DOCUMENTS IF SO REQUESTED). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: LEXFORD RESIDENTIAL TRUST, 41 SOUTH HIGH STREET, SUITE 2410, COLUMBUS, OHIO 43215 ATTENTION: CAROL MERRY, DIRECTOR OF INVESTOR RELATIONS, (614) 242-3712. IN ORDER TO ENSURE TIMELY DELIVERY OF THE REQUESTED DOCUMENTS PRIOR TO THE ANNUAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO APRIL 20, 1999.

                                 OTHER BUSINESS

     In addition to the matters described above, Joseph E. Madigan, Chairman of the Board, and John B. Bartling, Chief Executive Officer and President, of the Company will address the shareholders and answer questions.

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment or postponements thereof, the shareholders in attendance and the persons named as proxies, using their best judgment, will vote upon such matters.

                             SHAREHOLDER PROPOSALS

     All shareholder proposals for the Company's 2000 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company at 6954 Americana Parkway, Reynoldsburg, Ohio 43068 no later than December 31, 1999. The Company's Bylaws provide that in order for a shareholder proposal to be timely it must be submitted to the Secretary of the Company in writing within the time period specified by Rule 14a-8 promulgated by the SEC under the Exchange Act. Because the Company presently intends to call and hold its 2000 Annual Meeting of Shareholders on or before May 28, 2000, the latest date upon which a shareholder proposal may be timely submitted is December 31, 1999. In the event that the Company subsequently determines to call and hold its 2000 Annual Meeting of Shareholders on a date on or after May 28, 2000, subsequent notice of the revised date for timely submission for shareholder proposals will be published by the Company in its earliest practicable quarterly or annual Report filed on Form 10-Q or 10-K under the Exchange Act.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to shareholders for the 1998 fiscal year, which contains Consolidated Financial Statements of the Company and its subsidiaries, is being sent concurrently with this Proxy Statement to shareholders as of the Record Date.

                                          By Order of the Board of Trustees,
                                          /s/ Bardley A. Van Auken
                                          Bradley A. Van Auken
                                          Secretary

Dated: March 25, 1999

           R.S. Rowe & Company, Inc.; Job No. 7614; Proof of 3-17-99
[GRAPHIC] (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX No. (781) 849-9740
                      EMAIL Address: rsrowe@interserv.com
                          pm6\5th-3rd\lexford-prx.pm6


                           LEXFORD RESIDENTIAL TRUST
                         PROXY/VOTING INSTRUCTIONS CARD

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES FOR THE ANNUAL
                     SHAREHOLDERS MEETING ON APRIL 28, 1999

         The undersigned hereby appoints John B. Bartling, Mark D. Thompson and Bradley A. Van Auken, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the common shares of beneficial interest, par value $.01 per share, of Lexford Residential Trust (the "Company") represented hereby and held of record by the undersigned on March 24, 1999, at the Annual Meeting of Shareholders to be held at the Company Headquarters, 6954 American Parkway, Columbus, Ohio 43068 on April 28, 1999 at 10:00 a.m. (local time) and at any postponements or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting. If this proxy is signed and returned and no directions are given, this proxy will be voted "FOR" Item 1 shown on this card, and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting.

1.   ELECTION OF TWO TRUSTEES

                      [  ] FOR all nominees listed below (except as marked to the contrary).

                      [  ] WITHHOLD AUTHORITY to vote for all nominees below.

     (INSTRUCTIONS: Do no check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR".)

                      H. Jeffrey Schwartz                      Stanley R. Firnberg

2.   I PLAN TO ATTEND THE ANNUAL MEETING                    [   ]

                           (Continued on Other Side)

LEXFORD RESIDENTIAL TRUST
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66-4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45263
























                              FOLD AND DETACH HERE

-------------------------------------------------------------------------------

     Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

     Please date, sign and return promptly in the enclosed envelope.


                                         Date: April                      , 1999
                                                     --------------------



                                         --------------------------------------
                                                     (Signature)

                                         --------------------------------------
                                                     (Signature)

                                         SIGNATURE(S) MUST AGREE WITH NAME(S)
                                         PRINTED ON THIS PROXY. IF SHARES ARE
                                         REGISTERED IN TWO NAMES, BOTH
                                         SHAREHOLDERS SHOULD SIGN THIS PROXY. IF
                                         SIGNING AS FIDUCIARY, EXECUTOR,
                                         ADMINISTRATOR, OFFICER OR GUARDIAN,
                                         PLEASE GIVE YOUR FULL TITLE AS SUCH.